For immediate release
                                   September 21, 2000







               St. Joseph, Missouri - St. Joseph Light & Power

          Company (SJLP) (NYSE-SAJ) announced today that it has

          received a letter from UtiliCorp United Inc. (NYSE-UCU)

          advising SJLP that UtiliCorp has completed a

          preliminary investigation of the impact and projected

          costs of the previously reported fire that occurred at

          SJLP's Lake Road power plant on June 7, 2000, and that,

          in the opinion of UtiliCorp, such impact is material.

               The letter indicates that, under its existing

          Merger Agreement with SJLP entered into on March 4,

          1999, UtiliCorp may terminate the Merger Agreement if

          SJLP breaches its representation and warranty in the

          Merger Agreement relating to the absence of a material

          adverse effect on SJLP since December 31, 1998, and

          fails to remedy any such breach within 45 business days

          after receiving notice in writing of the breach.

               UtiliCorp's letter states that "[t]his letter does

          not represent the termination notice" contemplated by

          the Agreement, but constitutes a request for SJLP "to

          confirm whether it views the damage caused by the fire

          as material."

                             (more)



Page 2

     On September 15, 2000, UtiliCorp further advised SJLP orally that UtiliCorp was "suspending" ongoing merger transition team meetings pending resolution of certain issues between the two companies.

     Following a meeting of its board of directors held on

Wednesday, September 20, 2000, to review the UtiliCorp request,

SJLP advised UtiliCorp that the impact and projected costs of the

Lake Road plant fire are not "material" for purposes of the

Merger Agreement, that SJLP remains in full compliance with the

Merger Agreement and that SJLP sees no reason why the merger with

UtiliCorp cannot be completed promptly following receipt of

Missouri Public Service Commission approval.

     SJLP further advised UtiliCorp that, while SJLP is willing to meet with UtiliCorp as soon as possible to clarify any

confusion on the part of UtiliCorp regarding the fire, SJLP

intends to pursue any and all appropriate remedies available to

SJLP to ensure its shareowners the benefits of the merger.

     "We were disappointed to receive the recent inquiry from

UtiliCorp and disturbed by UtiliCorp's decision to suspend

transition team meetings," commented Terry F. Steinbecker,

president and chief executive officer of St. Joseph Light & Power

Company.

     "The fire was a one-time event and the unit was returned to service within weeks with no disruption of service to our

customers.  We have applied for regulatory approval to defer the costs and seek recovery over a five-year period in SJLP's next general rate case. We continue to believe the merger with

UtiliCorp is beneficial to shareowners of both SJLP and UtiliCorp and we intend to take the action necessary to ensure that the merger is completed," he said.

                           # # # # # #

Page 3

Contact:  Jerry Musil, manager
          Corporate Communications
          816-387-6236 (office)
          816-262-0374 (cellular)
          jmusil@sjlp.com (email)

                            * * * * *

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements reflect the Company's expectations and are based on currently available information. Such statements include, but are not limited to, information relating to the operations of the Company, the outcome of regulatory proceedings, and the status, timing and certainty of the proposed merger between the Company and UtiliCorp. When used in this press release, the words "anticipates," "believes," "expects," "intends" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Actual results, performance, achievements or other information may vary materially from those expressed in, or implied by, such forward-looking statements and are subject to numerous risks and uncertainties. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial conditions of the Company. These statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.